Exhibit 4.3
Specimen of Common Share Certificate

Cameco

INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT
CONSTITUÉE EN VERTU DE LA LOI SUR LES SOCIÉTÉS PAR ACTIONS (CANADA)

NON-CANADIAN CERTIFICATE
CERTIFICAT NON-CANADIEN

SHARES - ACTIONS

NUMBER - NUMÉRO
CF00000

CUSIP 13321L 10 8

This certifies that
Les présentes attestent que

is the registered holder of
est le porteur inscrit de

FULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE SHARE CAPITAL OF

Cameco Corporation

transferable in a securities register of the Corporation by the holder in person or by Attorney upon surrender of this Certificate properly endorsed and upon compliance with the share constraint provisions as provided for in the Eldorado Nuclear Limited Reorganization and Divestiture Act and the Articles of the Corporation. This Certificate is not valid until countersigned and registered by a Transfer Agent and Registrar of the Corporation.

In Witness Whereof the Corporation has caused this certificate to be signed by its duly authorized officers.

COMMON

ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES ET NON COTISABLES DU CAPITAL-ACTIONS DE

Corporation Cameco

transférables dans un registre des actionnaires de la Société par le porteur en personne ou par son fondé de pouvoir en livrant ce certificat dûment endossé et en respectant les dispositions restrictives relatives aux actions contenues dans la loi intitulée Eldorado Nuclear Limited Reorganization and Divestiture Act et les statuts de la Société. Ce certificat n'est valide que s'il est contresigné et enregistré par un agent des transferts et agent chargé de la tenue des registres de la Société.

En foi de quoi, la Société a fait signer ce certificat par ses dirigeants dûment autorisés.

ORDINAIRES

Dated:
Le

THE PROVISIONS OF THE ELDORADO NUCLEAR LIMITED REORGANIZATION AND DIVESTITURE ACT AND THE ARTICLES OF THE CORPORATION APPLY TO THE VOTING SHARES OF THE CORPORATION. SEE DETAILS ON BACK OF THIS CERTIFICATE.

SEE REVERSE FOR CERTAIN DEFINITIONS.

LES DISPOSITIONS DE LA LOI INTITULÉE «ELDORADO NUCLEAR LIMITED REORGANIZATION AND DIVESTITURE ACT» ET LES STATUTS DE LA SOCIÉTÉ S'APPLIQUENT AUX ACTIONS AVEC DROIT DE VOTE DE LA SOCIÉTÉ. VOIR LES DÉTAILS AU VERSO DE CE CERTIFICAT.

VOIR AU VERSO POUR CERTAINES DÉFINITIONS.

COUNTERSIGNED AND REGISTERED — CONTRESIGNÉ ET ENREGISTRÉ
CIBC MELLON TRUST COMPANY REGINA TORONTO MONTRÉAL
COMPAGNIE TRUST CIBC MELLON VANCOUVER CALGARY WINNIPEG
TRANSFER AGENT AND REGISTRAR
AGENT DES TRANSFERTS ET AGENT CHARGÉ DE LA TENUE DES REGISTRES
OR/OU
MELLON INVESTOR SERVICES, L.L.C. NEW YORK

President and Chief Executive Officer
Président et chef de la direction

Corporate Secretary
Secrétaire Corporatif

BY
PAR ______________________
AUTHORIZED OFFICER — DIRIGEANT AUTORISÉ

THIS CERTIFICATE IS TRANSFERABLE AT THE OFFICES OF CIBC MELLON TRUST COMPANY IN REGINA, WINNIPEG, VANCOUVER, CALGARY, TORONTO AND MONTREAL, CANADA AND MELLON INVESTOR SERVICES, L.L.C. IN NEW YORK, NEW YORK, U.S.A.

CE CERTIFICAT EST TRANSFÉRABLE AUX BUREAUX DE COMPAGNIE TRUST CIBC MELLON À REGINA, WINNIPEG, VANCOUVER, CALGARY, TORONTO ET MONTRÉAL, CANADA ET DE MELLON INVESTOR SERVICES, L.L.C. À NEW YORK (NEW YORK), É.-U.

Cameco

C-2040-07 / 3rd proof / Dec 20, 2004

NOTICE OF SHARE CONSTRAINT
PROVISIONS
Certain provisions contained in the Eldorado Nuclear Limited Reorganization and Divestiture Act (the “Act”) apply to the voting shares of the Corporation, and may restrict or prohibit the issue, registration, transfer, ownership, voting, dividend and other distribution rights of said shares. The following is a summary only and is qualified in its entirety by the complete text of the share constraint provisions as provided for in the Act and related enforcement provisions in the Articles of the Corporation. The Act includes the following constraints:
1.
The total number of voting shares that may be held by any Non-Resident alone or together with associates as beneficial owners shall not exceed 15% of the total number of issued and outstanding voting shares.

2.	Non-Residents and their associates shall not cast more than 25% of the total number of votes cast by shareholders on any resolution.

3.
The total number of voting shares that may be held by any Resident alone or together with associates as beneficial owners shall not exceed 25% of the total number of issued and outstanding voting shares.

4.	The application of these restrictions against registered owners of voting shares may be based upon the identity of the beneficial owners of such voting shares.

5.
Prior to registration of a transfer of voting shares and from time to time thereafter, a registered or beneficial owner or a proposed transferee of voting shares may be required to submit to the Corporation a declaration indicating, among other things, the total number of voting shares beneficially owned by the shareholder or proposed transferee, whether he is an associate of any other shareholder and whether he is a Non-Resident of Canada.

In the event of a contravention of these constraints, or if any person refuses to provide the Corporation with a shareholder’s declaration when requested, the Articles provide that the Corporation may refuse to issue voting shares, register or recognize a transfer of any of its voting shares, pay any dividend or make any other distribution and may refuse to recognize or may reduce on a pro rata basis any exercise of voting rights, and the Corporation may suspend any remaining rights of voting shares.
The Corporation will furnish, on demand and without charge, a full copy of the text of the Act and the relevant provisions of the Articles.
AVIS CONCERNANT LES DISPOSITIONS RESTRICTIVES
RELATIVES AUX ACTIONS
Certaines dispositions de la loi intitulée “Eldorado Nuclear Limited Reorganization and Divestiture Act” (la “Loi”) s’appliquent aux actions avec droit de vote de la Société et peuvent restreindre ou empêcher l’émission, l’enregistrement, le transfert, le droit de propriété, le droit de vote, le droit aux dividendes ou le droit à toute autre distribution de ces actions. Le texte qui suit n’est qu’un résumé et est restreint par le texte intégral des dispositions restrictives relatives aux actions mentionnées dans la Loi et les dispositions d’application s’y rapportant dans les statuts de la Société. La Loi contient les restrictions suivantes:
1.
Le nombre total d’actions avec droit de vote qui peuvent être détenues par un non-résident, seul ou avec des personnes avec qui il a des liens, en qualité de propriétaires véritables, ne doit pas excéder 15% du nombre total d’actions avec droit de vote émises et en circulation.

2.	Le nombre de voix exprimées par les non-résidents et les personnes avec qui ils ont des liens ne peut excéder 25% du nombre total de voix exprimées par les actionnaires sur une résolution.

3.
Le nombre total d’actions avec droit de vote que peut détenir un résident, seul ou avec des personnes avec qui il a des liens, en qualité de propriétaires véritables, ne peut excéder 25% du nombre total d’actions avec droit de vote émises et en circulation.

4.	L’application de ces restrictions à l’encontre des propriétaires d’actions avec droit de vote inscrits peut se fonder sur l’identité des propriétaires véritables de ces actions avec droit de vote.

5.
Avant l’enregistrement d’un transfert d’actions avec droit de vote et de temps à autre par la suite, un propriétaire inscrit, un propriétaire véritable ou un cessionnaire proposé des actions avec droit de vote peut être enjoint de déposer auprès de la Société une déclaration mentionnant, entre autres choses, le nombre total d’actions avec droit de vote détenues en propriété véritable par l’actionnaire ou le cessionnaire proposé, peu importe qu’il ait des liens avec un autre actionnaire ou qu’il soit un non-résident du Canada.

Dans le cas ou ces restrictions ne sont pas respectées, ou si une personne refuse de déposer auprès de la Société une déclaration d’actionnaire lorsqu’elle est enjointe de le faire, les statuts prévoient que la Société peut refuser d’émettre des actions avec droit de vote, d’enregistrer ou de reconnaitre le transfer de l’une de ses actions avec droit de vote, de payer un dividende ou de faire toute autre distribution et peut refuser de reconnaître ou peut réduire proportionnellement l’exercice des droits de vote, et la Société peut suspendre les autres droits rattachés aux actions avec droit de vote.
La Société fournira, sur demande et sans frais, un exemplaire du texte intégral de la Loi et des dispositions pertinentes des statuts.

RIGHTS, PRIVILEGES, RESTRICTIONS AND
CONDITIONS ATTACHING TO SHARES
The class or series of shares represented by this Certificate has rights, privileges, restrictions and conditions attaching thereto and the Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of:
a.	the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and

b.	the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.
DROITS, PRIVILÈGES, RESTRICTIONS ET
CONDITIONS RATTACHÉS AUX ACTIONS
La catégorie ou la série d’actions représentées par ce certificat comporte les droits, privilèges, restrictions et conditions qui s’y rattachent et la Société fournira à un actionnaire, sur demande et sans frais, un exemplaire du texte intégral:
a.	des droits, privilèges, restrictions et conditions rattachés à chaque catégorie autorisée à être émise et à chaque série dans la mesure ou les administrateurs les ont établis; et

b.	du pouvoir des administrateurs d’établir les droits, privilèges, restrictions et conditions des séries subséquentes.

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

For value received, the undersigned hereby sells, assigns and transfers unto	Pour valeur reçue, le soussigné vend, cède et transfère par les présentes à

Please insert social insurance number or other tax identifying number of assignee	Indiquer le numéro d’assurance sociale du cessionnaire ou autre numéro d’identification aux fins de l’impôt

Print name and address including postal / zip code of assignee / Nom et adresse du cessionnaire incluant le code postal — en caractères d’imprimerie

Shares
actions

of the Corporation represented by this Certificate, and does hereby irrevocably constitute and appoint	de la Société représentées par ce certificat et constitue et nomme de façon irrévocable

Attorney to transfer the said Shares on a securities register of the Corporation with full power of substitution in the premises.	son fondé de pouvoir aux fins de transférer les actions dans le registre des actionnaires de la Société avec pleins pouvoirs de substitution en l’espèce.

Dated
Le

Signature

REMARQUE: LA SIGNATURE QUI APPARAIT SUR CE DOCUMENT DE TRANSFERT DOIT CORRESPONDRE EN TOUS POINTS AU NOM INSCRIT AU RECTO DE CE CERTIFICAT, SAN MODIFICATION, NI ADDITION, NI AUCUN AUTRE CHANGEMENT.

SIGNATURE GUARANTEE: The signature must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada or a member of a Medallion Program, STAMP, SEMP or MSP. Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.
GARANTIE DE LA SIGNATURE : La signature doit être garantie par un représentant autorisé d’une banque à charte, d’une société de fiducie canadienne ou d’un membre d’un programme de Médallion, STAMP, SEMP ou MSP. Les membres de ces programmes sont habituellement des membres d’une bourse reconnue au Canada et aux États-Unis, de l’association canadienne des courtiers en valeurs mobilières, du National Association of Securities Dealers ou d’une banque ou société de fiducie aux États-Unis.